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                                             Exhibit J
_________________________________________________________________

Date: July 29, 1996

To: J.R. Simplot Company           From: Canadian Imperial Bank
                                         of Commerce

Attention: Mr. Ron Graves          Contact: Gina S. Ghent

Phone Number: (208) 389-7312       Phone Number: (212) 856-6538

Facsimile Number: (208) 389-7464   Facsimile Number: (212)
                                    856-6098

Re: CIBC Reference # NY EQT 0142
_________________________________________________________________

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC") and J.R. Simplot Company ("Counterparty") on the Trade Date specified below (the "Transaction"). References herein to a "Transaction" shall be deemed reference to a Swap Transaction for purposes of the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc. ("ISDA")). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA
Definitions are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, and forms part of the Master Agreement and the Schedule attached thereto, dated as of July 29, 1996, as amended and supplemented from time to time (the "Agreement"), between CIBC and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation this Confirmation will govern.

2. The terms of the Transaction to which this Confirmation relates are as follows:

     AGENT:                   CIBC, New York Agency, has acted as
                              agent in confirming this
                              Transaction.

     GENERAL TERMS:
     Selected Securities:     5,000,000 shares of common stock,
                              $.10 par value (U.S.$), of Micron
                              Technology, Inc. (New York Stock
                              Exchange (("Exchange")) ticker
                              symbol "MU") on the Trade Date,
                              together with any subsequent
                              distributions in the form of Hedge
                              Securities, all as adjusted for
                              stock splits, reverse splits, stock
                              dividends and any other
                              distributions in the form of
                              Selected Securities.

     Settlement Currency:     United States Dollars ("U.S.$")

     Trade Date:              July 29, 1996

     Effective Date:          July 29, 1996

     Termination Date:        July 29, 2003, subject to
                              adjustment in accordance with the
                              Modified Following Business Day
                              Convention

     Valuation Amount:        U.S.$105,314,250.00

     CIBC Payments:

       CIBC Payment Date:     Termination Date.

       CIBC Forward Payment   CIBC will pay to Counterparty
       Amount:                on the CIBC Payment Date an amount
                              equal to the Forward Amount (as
                              defined below).

     Counterparty Physical Delivery:

       Counterparty Physical
          Delivery Date:      Termination Date.

          Counterparty
           Physical Delivery: Counterparty will deliver to CIBC
                              on the Counterparty Physical
                              Delivery Date the Selected
                              Securities.

     Additional Payment by    If, during the term of this
     Counterparty:            Transaction, the owner of the
                              Selected Securities becomes
                              entitled to receive Extraordinary
                              Consideration (as defined below)
                              then Counterparty shall pay and/or
                              deliver to CIBC on the
                              Extraordinary Consideration Payment
                              Date (as defined below) the
                              Extraordinary Consideration
                              pursuant to the Set-Off provision.

     Calculation Agent:       CIBC

     DEFINITIONS:
     For purposes of this Transaction, the following terms shall have the indicated meanings:

     "Actual Dividend" means an amount equal to the total cash dividend to which the holders of record of the Selected Securities as of a date during the term of this Transaction are entitled, net of any withholding tax, stamp tax, or any other tax, duties, fees or commissions payable in respect of such dividend payment, and does not include any payment arising out of Extraordinary Consideration.

     "Collateral" means the Selected Securities, together with any collateral substituted therefor.

     "Extraordinary Consideration" means (i) any Actual Dividend greater than U.S.$2.5 million or (ii) any non-cash distribution or consideration in respect of Selected Securities (other than Hedge Securities or other than securities received in connection with: 1) stock splits, 2) reverse splits, 3) stock dividends and 4) other distributions in the form of Selected Securities) which may be the result of, but is not limited to: (a) conversion or reclassification of Selected Securities by issuance or exchange of other securities or any sale of the securities or assets or a portion thereof of the issuer of any Selected Securities (b) any consolidation or merger of the issuer of any of the Selected Securities, (c) any statutory exchange of Selected Securities with another corporation, (d) any liquidation, dissolution or winding up of the issuer of any of the Selected Securities or (e) any tender or exchange offer for Selected Securities. In the event that there is a distribution of Hedge Securities, the Transaction shall be adjusted such that the Hedge Securities (to which a holder of record of the Selected Securities as of a date during the term of this transaction is entitled) will be added to the composition of the Selected Securities.

     "Extraordinary Consideration Payment Date" means the date that the issuer of any of the Selected Securities distributes the Extraordinary Consideration to holders of record of such Selected Securities.

     "Forward Amount" means Valuation Amount x 1.4692.

     "Hedge Securities" means any non-cash distribution or consideration in respect of Selected Securities in the form of common stock (other than securities received in connection with stock splits, reverse splits, stock dividends and other distributions in the form of securities of which Selected Securities are comprised) as to which (1) the Short Interest to Float Ratio (as described in "Additional Termination Events:", section "4") is less than 15% at the time of such distribution and (2) a number of shares equal to the number of shares of such securities that was received by the Counterparty and attributable to the Selected Securities in such distribution can reasonably be expected to be available at a commercially reasonable rate in the securities lending market, until the Termination Date.

     "Without Recourse" means that (i) the only recourse of CIBC against the Counterparty in respect of any of the obligations of Counterparty under this Transaction shall be strictly limited to the exercise of CIBC's right of set-off hereunder, and the realization of CIBC's security interest in the Collateral; (ii) the Counterparty shall not be liable to any person with respect to any shortfall which may be experienced upon any such realization and shall have no personal liability under any of the obligations of Counterparty under this Transaction following such realization; and (iii) CIBC shall not be entitled to bring any action or to enforce any rights against the Counterparty with respect to payment or performance of any of the obligations of Counterparty under this Transaction other than to realize CIBC's security interest in the Collateral pursuant to the Pledge.

3. ACCOUNT DETAILS:
     Payments to CIBC:        Chemical Bank, New York
                              For: Canadian Imperial Bank of
                              Commerce
                              Account No. 544 708 234

    Payments to Counterparty: First Security Bank of Idaho, N.A.
                              Boise, Id
       ABA No.:               124100080
       Account No.:           003-00049-64

4. OTHER PROVISIONS:
     Default Settlement
       Provision:             If (i) an Event of Default as
                              defined in Section 5(a) of the
                              Agreement occurs and (ii) the
                              Selected Securities are pledged to
                              CIBC, then Sections 2(c) and 6(e)
                              of the Agreement and the definition
                              of Settlement Amount in Section 14
                              of the Agreement shall not be
                              applicable hereto and Settlement
                              Amount shall be equal to:

                         {Forward Amount} - Factor - [Termination
                             (1.0565)n      Value of the
                                            Selected Securities]
                              where:
                              n = number of years (including
                              fractions) between the Early
                              Termination Date and the
                              Termination Date, and where Factor
                              = zero, if n is less than 6.43, and
                              equals 1% * Valuation Amount *
                              (n-6.43), if n is equal to or
                              greater than 6.43.

                              The Termination Value of the
                              securities included among the
                              Selected Securities is determined
                              by valuing each of the Selected
                              Securities at its closing price as
                              quoted by the primary exchange for
                              such security on the Early
                              Termination Date and aggregating
                              such prices over the total number
                              of such securities included in the
                              Selected Securities.

                              If Settlement Amount is greater
                              than zero, CIBC shall pay such
                              amount to Counterparty. If
                              Settlement Amount is less than
                              zero, Counterparty shall pay the
                              absolute value of the Settlement
                              Amount to CIBC.

     Additional Termination   In addition to the Termination
     Events:                  Events in Section 5(b) of the
                              Agreement, the following events
                              shall constitute Additional
                              Termination Events (upon the
                              occurrence of which, this
                              Transaction shall become an
                              Affected Transaction and the date
                              of such occurrence shall be deemed
                              the Early Termination Date):

                              1) None of the Selected Securities
                              are listed on any United States
                              national securities exchange or
                              United States national securities
                              system subject to last sale
                              reporting.

                              2) The issuer (or, as the case may
                              be, issuers) of the Selected
                              Securities has disclosed impending
                              events which, in the opinion of
                              nationally-recognized United States
                              counsel of CIBC acting reasonably,
                              a copy of which opinion shall have
                              been delivered to Counterparty,
                              should result in the Selected
                              Securities (or the securities
                              distributed as a result of such
                              events) ceasing to be listed on any
                              United States national securities
                              exchange or United States national
                              securities system subject to last
                              sale reporting; provided that the
                              Additional Termination Event will
                              not arise more than thirty (30)
                              days before the expected
                              termination of the listing.

                              3) All of the Selected Securities
                              are permanently suspended from
                              trading (within the meaning of the
                              Securities Exchange Act of 1934 (of
                              the United States of America) and
                              the rules and regulations
                              thereunder) on each such securities
                              exchange and securities system on
                              which the Selected Securities are
                              then listed.

                              4) (a) The Short Interest to Float
                              Ratio (i) for the securities which
                              comprise the Selected Securities on
                              the Trade Date, if such securities
                              still comprise some of the Selected
                              Securities, is greater than 30% and
                              (ii) for each of the Selected
                              Securities that result from a
                              distribution of Hedge Securities is
                              greater than 20% or (b) a number of
                              shares at any particular time equal
                              to the number of shares of all such
                              Selected Securities at such
                              particular time are unavailable in
                              the securities lending market at a
                              commercially reasonable rate until
                              the Termination Date, where:

                              "Short Interest" means that number
                              which is reported by the primary
                              exchange for the relevant Selected
                              Securities as the short interest
                              for such securities; and "Float"
                              means the aggregate market value of
                              the voting stock held by
                              nonaffiliates of the issuer of the
                              relevant Selected Securities as
                              reported in the most recent Form
                              10-K filed by the issuer (with the
                              Securities and Exchange Commission
                              of the United States of America) of
                              the relevant Selected Securities
                              divided by the closing price of
                              such Selected Securities as
                              reported on the primary exchange on
                              the date on which such market value
                              was determined.

                              However, if the relevant Selected
                              Securities are the result of a
                              distribution of Hedge Securities
                              due to the issuer of the Hedge
                              Securities acquiring the issuer of
                              any of the Selected Securities and
                              there has not been a release of
                              short interest for the combined
                              entity by the primary exchange, the
                              Short Interest shall be the
                              following: the most recent short
                              interest as reported by the primary
                              exchange for those Selected
                              Securities issued by the acquired
                              company, adjusted for the
                              acquisition share exchange ratio,
                              plus the most recent short interest
                              as reported by the primary exchange
                              for those Selected Securities
                              issued by the acquiring company,
                              prior to the acquisition
                              announcement date. For such
                              relevant Selected Securities, prior
                              to the first release of Form 10-K
                              for the combined entity, the Float
                              shall be the following: the most
                              recent float, as defined above, of
                              those Selected Securities issued by
                              the acquired company adjusted for
                              the acquisition share exchange
                              ratio plus the most recent float,
                              as defined above, of those Selected
                              Securities issued by the acquiring
                              company prior to the acquisition
                              announcement date.

Counterparty Termination
     Event: If after the Effective Date of this Transaction, there is a change in law, precedent, or precedent in another legal jurisdiction in the United States of America that affects the generally accepted interpretation of such law, which in the reasonable judgment of
                              Counterparty will have a material
                              adverse effect on the Transaction
                              with regard to the Counterparty,
                              then Counterparty may terminate
                              this Transaction upon ten (10)
                              days' notice to CIBC and the
                              delivery of an officer's
                              certificate executed by the Chief
                              Financial Officer of Counterparty
                              attesting to this judgment.

Termination Settlement
  Provision:                  If an Early Termination Date occurs
                              as a result of the occurrence of
                              (i) an Event of Default under
                              Section 5(a) and the Selected
                              Securities are not pledged to CIBC
                              under the Pledge, (ii) an
                              Additional Termination Event or a
                              Termination Event, or (iii)
                              Counterparty Termination Event,
                              then the following shall occur:

                              A. Such date shall be deemed to be
                              the CIBC Payment Date and
                              Counterparty Physical Delivery
                              Date; and

                              B. Section 2(e) and Section 6(e) of
                              the Agreement and the definition of
                              Settlement Amount in Section 14 of
                              the Agreement shall not be
                              applicable hereto, and instead,
                              CIBC shall pay to Counterparty an
                              amount equal to:

                              {Forward amount} - Factor
                                       (1.0565)n

                              where:
                              n = number of years (including
                              fractions) between the Early
                              Termination Date and the
                              Termination Date; and where Factor
                              = zero, if n is less than 6.43, and
                              equals 1% * Valuation Amount *
                              (n-6.43), if n is equal to or
                              greater than 6.43; and

                              C. Counterparty shall deliver to
                              CIBC the Selected Securities.

     Partial Termination:     If any, but not all, of the
                              securities which comprise Selected
                              Securities are the subject of an
                              event described in paragraphs 1, 2,
                              3 or 4 of Additional Termination
                              Events ("Termination Securities"),
                              then (i) the Selected Securities
                              will no longer include such
                              Termination Securities and (ii) the
                              value of the Termination Securities
                              will be deemed to be zero and
                              Counterparty shall transfer
                              ownership of, and deliver, such
                              securities to CIBC.

     Set-Off: Counterparty and CIBC agree that CIBC may only set-off amounts owing by CIBC to the Counterparty under any transaction which is secured by the Pledge against amounts owing by the Counterparty to CIBC under any other transaction which is secured by the Pledge.

                              Counterparty and CIBC also agree
                              that Counterparty may only set-off
                              amounts owing by Counterparty to
                              CIBC under any transaction which is
                              secured by the Pledge against
                              amounts owing by CIBC to
                              Counterparty under any other
                              transaction which is secured by the
                              Pledge.

     Without Recourse:        The obligations of the Counterparty
                              under this Transaction and the
                              Pledge are Without Recourse.

     Counterparty
      Representation:         To the best knowledge of
                              Counterparty, there is no fact
                              which has not been disclosed to
                              CIBC which, so far as Counterparty
                              can now reasonably foresee, will
                              materially adversely affect
                              Counterparty's ability to perform
                              its obligations under the Pledge or
                              this Transaction. To the best
                              knowledge of Counterparty, but
                              without any review, investigation
                              or participation by Counterparty in
                              preparation of Micron Technology,
                              Inc.'s filings with the United
                              States Securities and Exchange
                              Commission pursuant to Section
                              13(a) of the United States
                              Securities Exchange Act of 1934,
                              such filings do not contain any
                              untrue statements of material fact
                              or omit to state any material fact
                              necessary to make statements
                              therein, in light of the
                              circumstances under which they were
                              made, or in light of current
                              circumstances, not misleading.

CIBC Representation:          Until the end of a three-month
                              period commencing on the initial
                              date (as advised to CIBC by
                              Counterparty) of Counterparty's
                              having ceased to be deemed to be an
                              affiliate ("Affiliate") (as defined
                              in Rule 144 of the United States
                              Securities and Exchange Commission
                              ("SEC")) of any issuer of Selected
                              Securities (or of any other
                              securities issued on account of
                              Selected Securities), CIBC (i)
                              shall acquire Selected Securities
                              (or such other securities) in
                              connection with this Transaction
                              only for investment for its own
                              account and not with a view to the
                              resale, transfer, pledge or other
                              disposition thereof other than in
                              compliance with all applicable
                              securities laws; (ii) shall sell,
                              transfer, pledge, or otherwise
                              dispose of Selected Securities (or
                              such other securities) only in
                              compliance with all applicable
                              securities laws; and (iii) shall
                              sell common stock of any issuer of
                              Selected Securities (or such other
                              securities) to hedge its exposure
                              under this Transaction only in
                              compliance with the requirements of
                              all applicable securities laws. Any
                              such sales that have occurred prior
                              to the date hereof have been made
                              in compliance with SEC Rule 144(f)
                              and (g). Solely for purposes of
                              this paragraph, Counterparty is
                              deemed an Affiliate of any issuer
                              of Selected Securities (or of any
                              securities issued on account of
                              Selected Securities) unless
                              Counterparty has notified CIBC to
                              the contrary in writing.
                              Counterparty shall promptly so
                              notify CIBC if Counterparty ceases
                              to be, or has not become, an
                              Affiliate or deemed Affiliate,
                              including the initial date of such
                              cessation.

     Pledge: As continuing collateral security for the payment and performance of the obligations of Counterparty under this Transaction,
                              Counterparty pledges and grants a
                              first priority security interest in
                              the Collateral to CIBC.

     Credit Support
      Documentation:          Pledge between Counterparty and
                              CIBC dated July 29, 1996.

     Transfer:                Neither the Transaction nor any
                              interest or obligation in or under
                              the Transaction may be transferred
                              (whether by way of security or
                              otherwise) by either party without
                              the prior written consent of the
                              other party which consent shall not
                              be unreasonably withheld. Any
                              purported transfer that is not in
                              compliance with this provision will
                              be void.

     Assignment of
      Settlement Obligation:  Notwithstanding any other provision in this Confirmation to the
                              contrary requiring CIBC to
                              purchase, sell, deliver or receive
                              any securities to or from the
                              Counterparty, CIBC may designate
                              any of its affiliates to so
                              purchase, sell, deliver or receive
                              such securities and otherwise to
                              perform CIBC's obligations in
                              respect of this Transaction and any
                              such designee may assume such
                              obligations. The Counterparty need
                              not be notified of such designation
                              and such designation shall not
                              relieve CIBC of any of its
                              obligations hereunder. If CIBC's
                              designee shall have performed the
                              obligations of CIBC hereunder, then
                              CIBC shall be discharged of its
                              obligations to the Counterparty to
                              the extent of such performance.

5. OFFICES
(a) The Office of CIBC for the Transaction is 161 Bay Street, 5th
Fl. Toronto, Canada M5J 2S8.

(b) The Office of Counterparty for the Transaction is J.R.
Simplot Company
                    999 Main Street, Suite 1300
                    Boise, Idaho 83702
                    Attn.: Treasurer

6. BROKER/ARRANGER: None

7. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall constitute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

8. The parties hereto agree that CIBC has not acted as Counterparty's advisor with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to Counterparty's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which Counterparty has evaluated for itself and in reliance on its own professional advisors.


Entering into a derivative transaction involves certain risks. An identification of the principal risks is provided in the CIBC Wood Gundy Financial Products Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

Except as if expressly agreed to by you or us in writing, neither of us has acted as advisor to the other with respect to the desirability or appropriateness of entering into the Transaction confirmed hereby or with respect to the other party's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which each party must evaluate for itself and in reliance on its own professional advisors.


Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

                              Yours Sincerely,

                              CANADIAN IMPERIAL BANK OF COMMERCE

                              By:  /s/ Gina S. Ghent

                              Name:   Gina S. Ghent
                              Title:  Associate Director,
                                        Financial Products

Confirmed as of the date first written:

J.R. SIMPLOT COMPANY

By:  /s/ James D. Crawford

Name:   James D. Crawford
Title:  Controller